SUB-ITEM 77Q1(A)

The Amended and Restated Agreement and Declaration of Trust, dated December 7, 2012, for MFS Variable Insurance Trust III, is contained in Post-Effective Amendment No. 35 to the Registration Statement for MFS Variable Insurance Trust III (File Nos. 333-59093 and 811-08879), as filed with the Securities and Exchange Commission via EDGAR on December 10, 2012, under Rule 485 under the Securities Act of 1933, as amended. Such document is incorporated herein by reference.


THE MASTER AMENDED AND RESTATED BY-LAWS FOR MFS VARIABLE INSURANCE TRUST III, DATED DECEMBER 7, 2012, ARE CONTAINED IN POST-EFFECTIVE AMENDMENT NO. 35 TO THE REGISTRATION STATEMENT OF MFS VARIABLE INSURANCE TRUST III (FILE NOS. 333-59093 AND 811-08879), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION VIA EDGAR ON DECEMBER 10, 2012, UNDER RULE 485 UNDER THE SECURITIES ACT OF 1933. SUCH DOCUMENT IS INCORPORATED HEREIN BY REFERENCE.